CONSULTING AND NON-COMPETITION AGREEMENT

         This Consulting and Non-Competition Agreement ("Agreement"), dated as of July 1, 1996, is made between The Chalone Wine Group, Ltd., a California corporation ("Chalone") and Richard H. Graff, an individual ("Graff").

                                   BACKGROUND

         Chalone is engaged in the business of growing grapes and producing wine in California and the marketing and distribution of such wine throughout the United States. Graff is experienced in the California wine industry.

         Graff is a founding shareholder of Chalone and has significant expertise and experience in the California wine industry. Chalone desires to engage Graff to assist Chalone on an as needed part-time basis with wine marketing and shareholder relations. During the term of this Agreement, Graff has agreed not to compete with Chalone's business.

         Now, therefore, in consideration of the foregoing Background and the mutual agreements of the parties contained herein, Chalone hereby engages Graff, and Graff hereby accepts an engagement with Chalone on the following terms:

         1. Term. Chalone engages Graff, and Graff accepts an engagement with Chalone for the period commencing July 1, 1996 and continuing through Graff's lifetime, unless Graff's engagement is sooner terminated in accordance with this Agreement. The obligations of Chalone and Graff set forth in Paragraph 7 (Confidentiality) and Paragraph 9 (Termination) will survive the termination of Graff's engagement.

         2. Duties. Graff will perform those marketing duties for Chalone, consistent with his training and experience, as Chalone from time to time directs (the "Work"). Chalone will endeavor to give Graff not less than two (2) weeks notice before any assignment, and the time required of Graff will not exceed two (2) days per month. Graff agrees that to the best of his ability and experience he will at all times conscientiously perform all of the duties and obligations required of him either expressly or implicitly under the terms of this Agreement.

         3. Compensation. Graff will receive Ten Thousand Dollars ($10,000) per year over the first five (5) years of this Agreement ("Initial Term"). Graff will receive Twelve Thousand Dollars ($12,000) per year over the subsequent five
(5) years of this Agreement ("Intermediate Term"). Graff will receive Fourteen Thousand Dollars ($14,000) per year over the remaining term of this Agreement ("Final Term"). Graff will be paid on a quarterly basis on the last day of each July, October, January, and April.

         4. Employee Benefits. Graff will not be entitled to receive from Chalone insurance, vacation and other benefits.


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         5. Reimbursement of Business Expenses. Chalone will, in accordance with
Chalone's policy in effect from time to time, reimburse Graff for all reasonable business expenses incurred by Graff in connection with the performance of his duties under this Agreement, provided that they have been preapproved in writing by Chalone.

         6. Supply of Wine. Chalone shall reserve one barrel of wine made from each grape variety grown on the vineyard located at 101 Stonewall Canyon Road, Soledad, California ("Vineyard"), for Graff's personal use and not for resale. Such wine shall include the Mourvedre Vin Gris so long as such grape variety is grown on the Vineyard. In the case of any variety that Chalone intends to blend with other wine, such barrel shall be bottled separately for Graff, and Graff shall pay Chalone $12.00 per case, or as mutually agreed to by both Chalone and Graff if such costs are higher, to cover Chalone's incidental bottling costs, and Graff shall be responsible for providing the necessary labels at his own expense. In the case of any variety that Chalone intends to bottle as a separate, unblended lot, Graff shall be entitled to have twenty (20) cases labeled for his personal use, and not for resale, except for the July Muscat and the Viogner, of which Graff shall be entitled to five (5) cases each, and, as above, Graff shall pay $12.00 per case, or as mutually agreed to by both Chalone and Graff if such costs are higher, to cover Chalone's incidental bottling costs, and Graff shall be responsible for providing the necessary labels. Chalone agrees that it will bottle such wine for Graff under the Richard Graff Vineyard label or under such other label as shall be mutually agreed to by Graff and Chalone.

         7. Confidentiality. Graff recognizes and acknowledges that Chalone' s trade secrets and proprietary information and processes (including information and materials received in confidence by Chalone from third parties), as they may exist from time to time, are valuable, special and unique assets of Chalone's business, access to and knowledge of which are essential to the performance of Graff's duties hereunder. Graff will not, during or after the term of his engagement with Chalone, in whole or in part, disclose such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Graff make use of any such information or property for his own purposes or for the benefit of any other person under any circumstances during or after the term of his engagement. After the term of his engagement these restrictions shall not apply to such secrets, information and processes which are then in the public domain provided that Graff was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without Chalone's consent.

         Graff acknowledges that all customer and client lists, files, records, documents equipment or similar items relating to Chalone, whether prepared by Graff or others, are and remain exclusively the property of Chalone and that all such items will be returned to Chalone upon the termination of this Agreement.


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         8. Agreement Not to Compete.

                  (a) Non-compete. During the term of this Agreement, Graff will not without the prior written consent of Chalone, which may be withheld in its sole discretion, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership or corporation, own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of, or be connected in any manner with, any business engaged in the growing of grapes and the production, marketing, or sales of California or Washington wine (the "Chalone Business").

                         This Agreement  includes  within its scope any business
or activity in the cities and counties of California, and any other states of the United States, the District of Columbia and such foreign jurisdictions in which Chalone has engaged in sales or otherwise conducted business or selling at any time during the two years prior to the date hereof or during the term of this Agreement. Graff acknowledges that the period of restrictions and the geographical area to which the restrictions imposed in this Paragraph 8(a) (Non-Compete) will apply are fair and reasonable and are reasonably required for the protection of Chalone and that the definition of the Chalone Business used herein accurately describes the business to which the restrictions are intended to apply. Chalone acknowledges that Graff's sale of the Richard Graff Vineyard wines that Graff has in his inventory as of the effective date of this Agreement will not be construed as competition with the Chalone Business.

                  (b) Remedies. Graff acknowledges that any breach of the covenants of this Paragraph 8(a) (Non-Compete) will result in immediate and irreparable injury to Chalone and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Chalone as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies shall be in addition to all other legal remedies to which Chalone may be entitled hereunder, including, without limitation, monetary damages.

         9. Termination.

                  (a) For Cause. Chalone may terminate Graff's consulting agreement at any time with "cause" effective immediately upon written notice to Graff without prejudice to any other remedy which Chalone may be entitled under law, in equity, or under this Agreement. As used in this Agreement, "cause" will mean an intentional tort or material act of fraud or dishonesty against Chalone, the commission of a felony involving dishonesty, moral turpitude or intentional injury to a third party, the deliberate disregard of Chalone's policies in such a manner as to cause material loss, damage or injury to the property, reputation or employees of Chalone or any other material breach of this Agreement including without limitation a breach of Paragraph 7 (Confidentiality) or Paragraph 8 (Agreement Not to Compete). Graff will receive compensation under Paragraph 3 (Compensation) until the date of termination. All other compensation from and after the date of termination will cease, and Chalone will have no obligation to pay any severance pay whatsoever. Graff will have no further obligations under this Agreement except as set forth in Paragraph 7 (Confidentiality) and this Paragraph 9 (Termination).


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

         (b) Voluntary Termination. In the event Graff terminates his engagement of his own volition, prior to the termination date of this Agreement under Paragraph 1, Graff will be subject to the same obligations as provided in connection with a termination for "cause" under Paragraph 9(a).

         10. Miscellaneous.

                  (a) Notices. Any and all notices permitted or required under this Agreement must be in writing. Notices will be deemed given (i) when delivered personally, (ii) one business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) five (5) days after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid or upon actual receipt thereof, whichever first occurs at the addresses set forth below:

                  If to Chalone:            The Chalone Wine Group, Ltd.
                                            621 Airpark Road
                                            Napa, California 94558

                                            Phone:  (707) 254-4200
                                            Fax:  (707) 254-4201
                                            Attn.:  W. Philip Woodward

                  If to Graff:              Richard H. Graff
                                            c/o  Chalone Wine Group, Ltd.
                                            621 Airpark Road
                                            Napa, California 94558

                                            Phone:  (707) 254-4200
                                            Fax:  (707) 254-4201

                  (b) Amendments. This Agreement may not be changed or modified in whole or in part except in writing signed by the party against whom enforcement of the change or modification is sought.

                  (c) Successors and Assigns. This Agreement will not be assignable by either Graff or Chalone, except that the rights and obligations of Chalone under this Agreement will be assigned to and assumed by any corporation which becomes the successor to Chalone as the result of the sale of substantially all of the assets of, a merger or other corporate reorganization and which continues the business of Chalone.

                  (d) Governing Law. This Agreement will be governed by and interpreted according to the laws of the State of California without regard to such state's conflicts law.

                  (e) No Waiver. The failure of either party to insist on strict compliance with any of the terms of this


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Agreement  will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

                  (f) Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

                  (g) Attorney's Fees. In the event of any breach of this Agreement that results in arbitration or litigation between the parties, the prevailing party shall be entitled to its reasonable attorney's fees, expert witness fees and costs of suit. The prevailing party shall be determined by the court or arbitrator, as applicable, based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision.

                  (h)   Counterparts.   This   Agreement   may  be  executed  in
counterparts. Any copy of this Agreement with the original signatures of all parties appended shall constitute an original.

         In Witness Whereof, this Agreement is made and effective as of the day and year first above written.

                                     GRAFF:



                                     /s/ RICHARD H. GRAFF
                                     ---------------------------------------
                                     RICHARD H. GRAFF


                                     Chalone:

                                     THE CHALONE WINE GROUP, LTD.,
                                     a California corporation




                                     By: /s/ W. PHILIP WOODWARD
                                     ---------------------------------------
                                     Its: President